Assignment of Land Contract Agreement

I. THE PARTIES. This Real Estate Purchase Contract Assignment Agreement ("Agreement") is made on April 12, 2023, ("Effective Date") by and between:

Assignor: Hero Technologies Inc., ("Assignor") hereby transfer and assign to:

Assignee: DMB LLC, ("Assignee") that agrees to assume all rights and interest in a purchase contract between the Assignor and:

Seller: Vassar Enterprises LLC, ("Seller") for a Land Contract dated on December 5, 2022 ("Assignment").

The above-referenced Assignor and Assignee may each be referred to as a "Party" and collectively referred to herein as the "Parties."

II. THE PROPERTY. The Assignment is regarding real property located at the following street address: Vacant Land Parcel E, S. Sheridan Rd., Vassar, MI 48768.

III. TRANSFER. The Parties agree that the Assignor is transferring the Assignment to the Assignee for the following:

☐ - **Fixed Payment** of $_________________ ("Payment Amount"). The Assignment is to be transferred in exchange for the Assignee paying the Assignor the Payment Amount within ____ days of the Effective Date.

☐ - **No Payment**. The Assignor is transferring the Assignment for no payment or compensation. The Assignee's consideration shall be recognized as the undertaking of any liabilities or obligations in the Assignment.

☐ - **Gift**. The Assignor is granting the Assignment as a gift to the Assignee.

☐ - **Other**. The Assignee agrees to enter into a separate Share Purchase Agreement with the Assignor, whereby Assignee agrees to purchase Hero Technologies Inc. common stock.

IV. SELLER APPROVAL. For this Agreement to be in effect: (check one)

☐ - It is **REQUIRED** for the Seller to approve this Agreement within ____ days of the Effective Date. If the Seller does not approve this Agreement or fails to sign, this Agreement, then this Agreement shall be considered void.

☐ - It is **NOT REQUIRED** for the Seller to approve this Agreement. Upon the execution by both Parties, this Agreement shall be in full force and effect.

V. ASSUMPTION. The Assignee acknowledges and agrees to assume the transfer and ownership of all liabilities, obligations, and claims that currently exist or may in the future regarding the Assignment. As of the Effective Date, the Assignee agrees to comply with all

terms, make all payments, and perform all the conditions, covenants, and any other duties as part of the Assignment.

VI. THIRD PARTY ASSIGNMENT. The Assignee may assign this land contract to a third party without the prior written consent of the Assignor or Seller.

VII. PARTIES' REPRESENTATIONS. The Assignee acknowledges that they have a full understanding of the Assignment and the terms of this Agreement. The Assignor further warrants that they own the rights transferred in the Assignment and understand the terms of this Agreement. Both Parties agree to provide and complete any obligations under this Agreement or the Assignment.

VIII. SEVERABILITY. If any term, covenant, condition, or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

IX. GOVERNING LAW. This Agreement shall be governed under the laws located in the State of Michigan.

X. WAIVER. The failure of either Party to enforce any provision of this Agreement shall not be deemed a waiver or limitation of that Party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

XI. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the Parties. No modification or amendment of this Agreement shall be effective unless in writing and signed by both Parties.

Assignor Signature: Gina Serkasevich Date: 05/17/2023

Print Name: Gina Serkasevich

Assignee Signature: ________________ Date: __________

Print Name: James Bradley

Seller Signature (if required): [signature] Date: 05/17/2023

Print Name: Richard Sabo

citrix | RightSignature

SIGNATURE CERTIFICATE

REFERENCE NUMBER
BA435C7F-FD14-4420-8672-03E462565234

TRANSACTION DETAILS

Reference Number
BA435C7F-FD14-4420-8672-03E462565234

Transaction Type
Signature Request

Sent At
05/17/2023 10:17 EDT

Executed At
05/18/2023 14:03 EDT

Identity Method
email

Distribution Method
email

Signed Checksum
35799d5e99102da295e40f023f989582b08ab37f88c29a1584cbb30603b84d7a

Signer Sequencing
Enabled

Document Passcode
Disabled

DOCUMENT DETAILS

Document Name
Assignment Of Land Contract Agreement - Dmc Llc V4

Filename
assignment_of_land_contract_agreement_-_dmc_llc_v4.docx

Pages
2 pages

Content Type
application/vnd.openxmlformats-officedocument.wordprocessingml.document

File Size
19.5 KB

Original Checksum
ac2838624fa83abc3497149b8b84a2b455e16e3f5b9e337014fc8208d069353e

SIGNERS

SIGNER

Name
Richard Sabo

Email
rsabo@pinn-law.com

Signer Sequence
1

Components
2

E-SIGNATURE

Status
signed

Multi-factor Digital Fingerprint Checksum
10102bb3d1c6c4e31870bb265a7c7d6a0dbfd98a087223407f85dbef10e07be3

IP Address
107.4.16.76

Device
Mobile Safari via iOS

Drawn Signature



Signature Reference ID
EBCFB348

Signature Biometric Count
2

EVENTS

Viewed At
05/17/2023 12:39 EDT

Identity Authenticated At
05/17/2023 12:40 EDT

Signed At
05/17/2023 12:40 EDT

Name
Gina Serkasevich

Email
gs@herotechnologiesinc.com

Signer Sequence
0

Components
2

Status
signed

Multi-factor Digital Fingerprint Checksum
d10ff626f611e32a6710b7798b370c30c4aa6d3c3de99af4bd8017b7154b771b

IP Address
24.145.44.136

Device
Safari via Mac

Typed Signature


Gina Serkasevich

Signature Reference ID
385E5932

Viewed At
05/17/2023 12:33 EDT

Identity Authenticated At
05/17/2023 12:34 EDT

Signed At
05/17/2023 12:34 EDT

AUDITS

TIMESTAMP	AUDIT
05/17/2023 10:17 EDT	Ryan Halpin (rhalp522@gmail.com) created document 'assignment_of_land_contract_agreement_-_dmc_llc_v4.docx' on Chrome via Mac from 68.134.191.21.
05/17/2023 10:17 EDT	Gina Serkasevich (gs@herotechnologiesinc.com) was emailed a link to sign.
05/17/2023 12:33 EDT	Gina Serkasevich (gs@herotechnologiesinc.com) viewed the document on Safari via Mac from 24.145.44.136.
05/17/2023 12:34 EDT	Gina Serkasevich (gs@herotechnologiesinc.com) authenticated via email on Safari via Mac from 24.145.44.136.
05/17/2023 12:34 EDT	Gina Serkasevich (gs@herotechnologiesinc.com) signed the document on Safari via Mac from 24.145.44.136.
05/17/2023 12:34 EDT	Richard Sabo (rsabo@pinn-law.com) was emailed a link to sign.
05/17/2023 12:39 EDT	Richard Sabo (rsabo@pinn-law.com) viewed the document on Mobile Safari via iOS from 107.4.16.76.
05/17/2023 12:40 EDT	Richard Sabo (rsabo@pinn-law.com) authenticated via email on Mobile Safari via iOS from 107.4.16.76.
05/17/2023 12:40 EDT	Richard Sabo (rsabo@pinn-law.com) signed the document on Mobile Safari via iOS from 107.4.16.76.
05/17/2023 12:40 EDT	James Bradley (jeb416@icloud.com) was emailed a link to sign.
05/17/2023 14:42 EDT	James Bradley (jeb416@icloud.com) viewed the document on Mobile Safari via iOS from 24.209.51.152.
05/17/2023 14:43 EDT	James Bradley (jeb416@icloud.com) viewed the document on Safari via Mac from 173.239.204.160.
05/18/2023 10:21 EDT	James Bradley (jeb416@icloud.com) was emailed a reminder.
05/18/2023 14:03 EDT	James Bradley (jeb416@icloud.com) was removed from document ba435c7f-fd14-4420-8672-03e462565234 as the document was force completed.
05/18/2023 14:03 EDT	Component 'Signature Field 1' assigned to signer3 was removed as the document was force completed.
05/18/2023 14:03 EDT	Component 'Date Field 1' assigned to signer3 was removed as the document was force completed.
05/18/2023 14:03 EDT	Ryan Halpin (rhalp522@gmail.com) force completed document 'assignment_of_land_contract_agreement_-_dmc_llc_v4.docx' on Chrome via Mac from 68.134.191.21.